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                                                                      EXHIBIT 5
                 MORRISON COHEN SINGER & WEINSTEIN, LLP
                          750 Lexington Avenue
                        New York, New York 10022
                        Telephone: (212) 745-8600
                        Facsimile: (212) 735-8708


                              October 2, 1997

Cytoclonal Pharmaceutics Inc.
9000 Harry Hines Boulevard
Dallas, Texas 75235

     RE:  CYTOCLONAL PHARMACEUTICS INC.--REGISTRATION STATEMENT ON FORM S-8

Gentlemen:

     In our capacity as counsel to Cytoclonal Pharmaceutics Inc., a Delaware corporation (the "Company"), we have been requested to render this opinion in connection with a registration statement on Form S-8 (the "Registration Statement") being filed by the Company with the Securities and Exchange Commission under the Securities Act of 1933, as amended, covering an aggregate of 440,000 shares (the "Shares") of common stock, $.01 par value per share (the "Common Stock"), of the Company issuable upon the exercise of certain stock options (the "Options") granted or to be granted under the Company's 1992 Stock Option Plan (the "Plan").

     In furnishing our opinion, we have examined the Certificate of Incorporation, as amended, of the Company, and such other instruments and documents as we have deemed relevant and necessary as the basis for our opinion expressed herein. We have examined originals or certified, conformed, or photostatic copies of all documents, the authenticity of which has been established to our satisfaction. In all such examinations, we have assumed the genuineness of all signatures on original and certified documents, and the conformity to executed documents of all executed copies submitted to us as conformed or photostatic copies.

     Based upon and subject to the foregoing, we are of the opinion that the Shares issuable upon exercise of the Options have been duly authorized and, when paid for and issued in accordance with the terms of the Options, will be duly and validly issued shares of Common Stock.

     We hereby consent to use of this opinion as an exhibit to the Registration Statement.

                                     Very truly yours,

                                     /s/ Morrison Cohen Singer & Weinstein, LLP
                                     ------------------------------------------
                                     Morrison Cohen Singer & Weinstein, LLP